As filed with the Securities and Exchange Commission on July 17, 2025

Registration No. 033-61311

Registration No. 333-88867

Registration No. 333-107611

Registration No. 333-109692

Registration No. 333-110977

Registration No. 333-112689

Registration No. 333-121821

Registration No. 333-178952

Registration No. 333-229452

Registration No. 333-273459

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-61311

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-88867

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-107611

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-109692

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-110977

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-112689

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-121821

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-178952

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-229452

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-273459

UNDER THE SECURITIES ACT OF 1933

iCAD INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

02-0377419

(I.R.S. Employer Identification No.)

iCAD, Inc.

2 Townsend West

Suite 6

Nashua, New Hampshire 03063

(603) 882-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Stolper

Chief Financial Officer

iCAD, Inc.

2 Townsend West

Suite 6

Nashua, New Hampshire 03063

(603) 882-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrew Moore

Jonathan S. Schulman

Christopher Wassman

Perkins Coie LLP

1301 Second Avenue, Suite 4200

Seattle, Washington 98101

(206) 359-8000

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) filed by iCAD, Inc. (“iCAD” or the “registrant”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 033-61311, filed with the SEC on July 26, 1995, registering 50,000 shares of the registrant’s common stock, par value $0.01 per share (the “Common Stock”), to be resold by the selling stockholder named therein.

•	Registration Statement No. 333-88867, initially filed with the SEC on October 13, 1999, as amended, registering 195,090 shares of Common Stock to be resold by the selling stockholders named therein.

•	Registration Statement No. 333-107611, initially filed with the SEC on August 1, 2003, as amended, registering 500,000 shares of Common Stock to be resold by the selling stockholder named therein.

•	Registration Statement No. 333-109692, initially filed with the SEC on October 14, 2003, as amended, registering 425,954 shares of Common Stock to be resold by the selling stockholders named therein.

•	Registration Statement No. 333-110977, initially filed with the SEC on December 5, 2003, as amended, registering 1,642,200 shares of Common Stock to be resold by the selling stockholders named therein.

•	Registration Statement No. 333-112689, initially filed with the SEC on February 11, 2004, as amended, registering 957,910 shares of Common Stock to be resold by the selling stockholders named therein.

•	Registration Statement No. 333-121821, initially filed with the SEC on January 4, 2005, as amended, registering 2,897,333 shares of Common Stock to be resold by the selling stockholders named therein.

•	Registration Statement No. 333-178952, filed with the SEC on January 10, 2012, registering 2,750,000 shares of Common Stock to be resold by the selling stockholders named therein.

•	Registration Statement No. 333-229452, filed with the SEC on January 31, 2019, registering 3,366,307 shares of Common Stock to be resold by the selling stockholders named therein.

•	Registration Statement No. 333-273459, filed with the SEC on July 26, 2023, registering up to an aggregate of $100,000,000 of Common Stock, iCAD’s preferred stock, $0.01 par value per share, iCAD’s debt securities, iCAD’s warrants, iCAD’s units and iCAD’s rights.

The share numbers listed above do not reflect the registrant’s 1-for-5 reverse stock split, effected on August 15, 2012.

On July 17, 2025, pursuant to the Agreement and Plan of Merger, dated April 15, 2025, by and among RadNet, Inc., a Delaware corporation (“RadNet”), Trio Merger Sub, Inc., a wholly-owned subsidiary of RadNet and a Delaware corporation (“Merger Sub”), and iCAD, Merger Sub merged with and into iCAD, with iCAD surviving as a wholly-owned subsidiary of RadNet.

As a result of the transactions contemplated by the Merger Agreement, iCAD has terminated all of the offerings and sales of iCAD’s securities pursuant to the Registration Statements. In accordance with the undertakings made by iCAD in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities of iCAD registered under such Registration Statements which remain unsold at the termination of the offering, iCAD hereby removes from registration, by means of these Post-Effective Amendments, all of the securities of iCAD registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and iCAD hereby terminates the effectiveness of each of the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on the 17th day of July, 2025.

iCAD, Inc.

/s/ Mark D. Stolper
By:	Mark D. Stolper
Title:	Chief Financial Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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